Exhibit 15

PricewaterhouseCoopers LLP
300 Madison Avenue
New York NY 10017
Telephone (646) 471-3000
www.pwc.com

November 9, 2009

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our report dated November 9, 2009 on our review of interim financial information of Arch Capital Group Ltd. and its subsidiaries (the “Company”) for the three month and nine-month periods ended September 30, 2009 and September 30, 2008 and included in the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2009 is incorporated by reference in the Registration Statement on Forms S-3 (Registration No. 333-158309, Registration No. 33-34499, Registration No. 333-82612, Registration No. 333-110190 and Registration No. 333-117099) and in the Registration Statements on Forms S-8 (Registration No. 33-99974, Registration No. 333-86145, Registration No. 333-72182, Registration No. 333-82772, Registration No. 333-98971, Registration No. 333-124422 and Registration No. 333-142835).

Very truly yours,

/s/ PricewaterhouseCoopers LLP